                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (date of earliest event reported):  December 11, 1996

                             SCHOLASTIC CORPORATION

             (Exact name of registrant as specified in its charter)

          DELAWARE                   33-45022               13-3385513
  (State or other jurisdiction      (Commission           (IRS Employer
        of incorporation)           File Number)       Identification No.)

555 Broadway, New York, New York                              10012
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code         212-343-6100

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                 SCHOLASTIC CORPORATION

                                                 By /s/ Kevin McEnery
                                                    ----------------------------
                                                    Kevin McEnery
                                                    Executive Vice President and
                                                    Chief Financial Officer

Dated:  December 12, 1996

Item 5.        Other Events

               Attached as Exhibit 1 hereto and incorporated herein by reference is a copy of the press release issued by Scholastic Corporation, a Delaware corporation (the "Registrant"), on December 11, 1996 relating to the second quarter earnings report of the Registrant.

                                   EXHIBIT 1
                                   ---------

FOR IMMEDIATE RELEASE     Contact -    Media:  Gabrielle Torello, (212) 343-6897
                          Investor Relations:  Ray Marchuk,       (212) 343-6741

             SCHOLASTIC CORPORATION ANNOUNCES SECOND QUARTER RESULTS

New York, NY, December 10, 1996 -- Scholastic Corporation (NASDAQ: SCHL) today reported revenue of $342.2 million for the three months ended November 30, 1996 which was $47.6 million, or 16%, greater than the comparable quarter last year. Net income in the quarter was $38.5 million, an increase of $7.3 million, or 24%, over the comparable period last year. Fully diluted earnings per share grew to $2.21 in the second quarter from $1.81 last year, a 22% increase.

Revenue for the six months ended November 30, 1996 totaled $500.8 million, which was $71.0 million, or 17%, greater than last year, and operating income rose 16% to $46.4 million. Net income rose 15% to $24.5 million, or $1.47 per share fully diluted.

Domestic book publishing, up $22.6 million or 11%, was the largest contributor to the revenue growth in the quarter. The book fair channel had the largest growth rate resulting from an increased number of fairs and increased revenue per fair. The Company successfully integrated the Trumpet book club, which was acquired in January 1996 and provided the increase in total book club sales in the second quarter. Trade sales equaled last year's strong performance, which had been up 100% over the prior quarter.

Media, TV/Movie Productions and Licensing realized a 129% increase in revenue this quarter primarily due to Goosebumps merchandise licensing royalties. International had a strong quarter with revenues up 27%, aided by good growth in the UK which benefited from the Pages book fair acquisition in March of 1996.

Operating income grew faster than sales due to significant increase in high margin merchandise license product royalties, combined with improved international and children's book publishing margins.

"We are pleased with the solid operating results for the quarter," said Richard Robinson, President, Chief Executive Officer, and Chairman of the Board of Scholastic. "In addition to the outstanding results in Scholastic Productions and International, Literacy Place in its first year of sales continues to be ranked as one of the top basal reading programs in the US. Indications from early selling efforts of Literacy Place are very positive in California, our largest opportunity for next summer."

For more than 75 years, Scholastic has been committed to creating quality educational materials for students and teachers. The Company is one of the leading publishers and distributors of children's books, classroom and professional magazines, and other educational products. Scholastic also publishes educational software and produces children's and family-oriented video and television programming. The Company's international operations include Canada, Australia, New Zealand, the United Kingdom, France and Mexico.

                                      # # #

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--------------------------------------------------------------------------------
                             SCHOLASTIC CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

          FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 1996 AND 1995

                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

--------------------------------------------------------------------------------

                                  --------------------------------------------------------

                                                   THREE MONTHS ENDED

                                  --------------------------------------------------------

                                                                  Increase/(Decrease)

                                     11/30/96      11/30/95         $            %
                                    -----------  -------------  -----------  -----------
Revenues
   Domestic
       Book publishing                $234,681       $212,096      $22,585           11%
       Magazine publishing              28,787         27,861          926            3
       Media, TV/Movie Productions
           & Licensing                  20,995          9,149       11,846          129
   International                        57,711         45,504       12,207           27

                                    -----------  -------------  -----------
Total revenues                         342,174        294,610       47,564           16

Costs and expenses                     276,607        241,400       35,207           15

                                    -----------  -------------  -----------
Operating income                        65,567         53,210       12,357           23

Net interest expense                     4,211          3,014        1,197           40

                                    -----------  -------------  -----------
Earnings before taxes                   61,356         50,196       11,160           22

Tax provision                           22,886         19,074        3,812           20

                                    ===========  =============  ===========
Net income                             $38,470        $31,122       $7,348           24

                                    ===========  =============  ===========


Weighted average shares outstanding

   Primary                              16,322         16,180
   Fully Diluted                        17,781         17,661


Net income per share:

   Primary                               $2.36          $1.92        $0.44           23
   Fully Diluted                         $2.21          $1.81        $0.40           22

                                     ---------------------------------------------------------

                                     ---------------------------------------------------------

                                                          SIX MONTHS ENDED

                                     ---------------------------------------------------------

                                                                      Increase/(Decrease)

                                         11/30/96      11/30/95         $            %
                                       -------------  ------------  -----------  -----------
Revenues
   Domestic
       Book publishing                     $347,143      $310,071      $37,072           12%
       Magazine publishing                   35,135        34,011        1,124            3
       Media, TV/Movie Productions
           & Licensing                       28,843        11,476       17,367          151
   International                             89,642        74,243       15,399           21

                                       -------------  ------------  -----------
Total revenues                              500,763       429,801       70,962           17

Costs and expenses                          454,391       389,851       64,540           17

                                       -------------  ------------  -----------
Operating income                             46,372        39,950        6,422           16

Net interest expense                          7,582         5,365        2,217           41

                                       -------------  ------------  -----------
Earnings before taxes                        38,790        34,585        4,205           12

Tax provision                                14,311        13,255        1,056            8

                                       =============  ============  ===========
Net income                                  $24,479       $21,330       $3,149           15

                                       =============  ============  ===========


Weighted average shares outstanding

   Primary                                   16,254        16,100
   Fully Diluted                             17,763        17,009


Net income per share:

   Primary                                    $1.51         $1.32        $0.19           14
   Fully Diluted                              $1.47         $1.31        $0.16           12

                                  ------------------------------------------------------------


--------------------------------------------------------------------------------
   FORWARD LOOKING STATEMENTS

   This press release contains certain forward looking statements. Such forward looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated.
--------------------------------------------------------------------------------


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